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                                                                EXHIBIT 10.41

                        CHANGE OF VENUE MERGER AGREEMENT

     THIS CHANGE OF VENUE MERGER AGREEMENT (this "Agreement") is made as of the 2nd day of October, 1997, between RGPT TRUST, a Maryland real estate investment trust (the "Maryland REIT"), and RAMCO-GERSHENSON PROPERTIES TRUST, a Massachusetts business trust (the "Massachusetts Trust").

                                   WITNESSETH

     WHEREAS, the Maryland REIT is a real estate investment trust organized and existing under the laws of the State of Maryland, with an authorized capital consisting of 30,000,000 common shares of beneficial interest, par value $.01 per share (the "Common Shares") and 10,000,000 preferred shares of beneficial interest (the "Preferred Shares"), of which 1,000 Common Shares, constituting all of the issued and outstanding shares of beneficial interest of the Maryland REIT, are owned by the Massachusetts Trust;

     WHEREAS, the Massachusetts Trust is a business trust organized and existing under the laws of the Commonwealth of Massachusetts, and has authorized an unlimited number of common shares of beneficial interest, without par value, (the "Shares"), of which 7,123,108 Shares are issued and outstanding;

     WHEREAS, the Board of Trustees of the Massachusetts Trust (the "Massachusetts Trustees") have determined that the business and affairs conducted by the Massachusetts Trust will be enhanced by changing the domicile and form or organization of the Massachusetts Trust from a Massachusetts business trust to a Maryland real estate investment trust pursuant to Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland and have caused the organization of the Maryland REIT initially as a wholly-owned subsidiary of the Massachusetts Trust with the intention that, subject to the approval of the holders of a majority of the outstanding Shares of the Massachusetts Trust entitled to vote thereon, as provided in the Amended and Restated Declaration of Trust"), the Massachusetts Trust will merge into the Maryland REIT and will terminate and the Maryland REIT will succeed to and will carry on the business and affairs of the Massachusetts Trust, as provided in, and on the terms and conditions and with the effects set forth in, this Agreement;

     WHEREAS, the Massachusetts Trustees have been advised by counsel that a merger of a Massachusetts business trust such as the Massachusetts Trust into a Maryland real estate investment trust is specifically permitted by Section 8-501.1 of the Corporations and Associations Article of the Annotated Code of Maryland and that
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there is no provision of Massachusetts law that prohibits such a merger;

     WHEREAS, the Massachusetts Trustees and the Board of Trustees of the Maryland REIT (the "Maryland Trustees") have each determined that the Massachusetts Trust and the Maryland REIT be merged into the Maryland REIT with the Maryland REIT being the surviving entity, on the terms and conditions set forth herein, all under and pursuant to the Massachusetts Declaration of Trust and the laws of the state of Maryland; and

     WHEREAS, the Massachusetts Trustees and the Maryland Trustees expect that the Merger provided for herein will be treated for federal income tax purposes as a reorganization described in Section 368(a)(1)(F) of the Internal Revenue Code;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, for the purpose of prescribing the terms and conditions of the merger, the parties hereto agree as follows:

                            I.  TERMS AND CONDITIONS

     1.1. Merger. At the Effective Date (as defined in Section 2), the Massachusetts Trust shall be merged with and into the Maryland REIT (the "Merger"), the Maryland REIT shall be the surviving entity under the name "Ramco-Gershenson Properties Trust," and the Massachusetts Trust shall terminate.

     1.2 Successor. At and from the Effective Date, the Maryland REIT shall succeed to all the rights, powers and property of the Massachusetts Trust ("Trust Property") and shall be liable for all the liabilities, debts and obligations of the Massachusetts Trust, in the manner of and as more fully set forth in Section 8-501.1(n) of the Corporations and Associations Article of the Annotated Code of Maryland. The Articles of Merger evidencing the Merger shall also constitute and evidence the sale, conveyance, transfer and assignment of all Trust Property to the Maryland REIT and the Maryland REIT's assumption of all of the liabilities, debts and obligations of the Massachusetts Trust, including without implied limitation, obligations to indemnify persons who are or may be entitled to indemnification under Article IX of the Massachusetts Declaration of Trust to the extent that such persons are entitled to indemnification under such Article.

     1.3 Conversion of Shares of the Masscahusetts Trust. At the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each of the Shares outstanding immediately prior thereto shall be converted into one fully paid and non-assessable Common Share of the Maryland REIT and, until further action by the Maryland Trustees, each certificate




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representing Shares shall continue to represent the same number of Common Shares of the Maryland REIT.

                              II.  EFFECTIVE DATE

     2. Effective Date. The Merger shall become effective on the day and at the time ("Effective Date") at which the last of the following actions shall have been completed: (i) the Massachusetts Declaration of Trust shall have been amended by the affirmative vote of the holders of at least a majority of the aggregate number of Shares of the Massachusetts Trust then outstanding and entitled to vote thereon in accordance with the requirements of the Massachusetts Declaration of Trust so as to authorize the termination of the Massachusetts Trust upon consummation of the Merger provided for in this Agreement and this Agreement shall have been authorized by the sole shareholder of the Maryland REIT in accordance with the requirements of the laws of the State of Maryland; (ii) the shares of beneficial interest of the Maryland REIT issuable to the shareholders of the Massachusetts Trust pursuant to this Agreement shall have been authorized for listing on the New York Stock Exchange, upon official notice of issuance; (iii) the Massachusetts Trust shall have received all consents and/or approvals (if any) required for the Merger; and
(iv) Articles of Merger reflecting the Merger shall have been executed and filed in accordance with Section 8-501.1(g) of the Corporations and Associations Article of the Annotated Code of Maryland. The filing of a copy of such Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts will conclusively evidence the termination of the Massachusetts Trust.

                 III.  CHARTER DOCUMENTS, TRUSTEES AND OFFICERS

     3.1 Declaration of Trust and Bylaws. The Declaration of Trust of the Maryland REIT and the Bylaws of the Maryland REIT in effect on the Effective Date shall continue to be, respectively, the Declaration of Trust and Bylaws of the Maryland REIT, provided, however, that the Declaration of Trust of the Maryland REIT shall be amended, as part of the Merger, to change the name of the Maryland REIT to "Ramco-Gershenson Properties Trust".

     3.2 Trustees. Immediately upon the consummation of the Merger, those persons who were, as of the Effective Date, Massachusetts Trustees shall be appointed to serve (if not already so appointed) as Maryland Trustees and shall, subject to any contrary provision in the Declaration of Trust and Bylaws of the Maryland REIT, take such office upon and subject to the same terms and conditions subject to which they were appointed as Massachusetts Trustees.

     3.3 Officers. The officers of the Maryland REIT as of the Effective Date shall continue to be the officers of the Maryland



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REIT, holding such offices in the Maryland REIT until their successors are elected or appointed and qualified in accordance with the Declaration of Trust and Bylaws of the Maryland REIT.

     3.4 Stock Option Plans. As at and from the Effective Date, the Maryland REIT and the Massachusetts Trust shall take such action, if any, as may be necessary to provide that all obligations of the Massachusetts Trust under the 1996 Share Option Plan and the 1997 Non-Employee Trustee Share Option Plan (the "Stock Option Plans") shall be assumed by the Maryland REIT and all rights of the participants under the Stock Option Plans to receive grants of options and to exercise the options and all other rights granted thereunder shall thereupon be converted into substantially identical rights to receive grants of options and to exercise the options and all other rights granted thereunder in respect of shares of beneficial interest of the Maryland REIT on substantially identical terms and conditions as set forth in the Stock Option Plans.

                               IV.  MISCELLANEOUS

     4.1 Further Assurances. From time to time to the extent possible, as and when required by the Maryland REIT or by its successors and assigns, there shall be executed and delivered on behalf of the Massachusetts Trust such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action as shall be appropriate or necessary in order to vest or perfect, or to conform of record or otherwise, in the Maryland REIT the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of the Massachusetts Trust, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Maryland REIT are fully authorized in the name of and on behalf of the Massachusetts Trust or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.2 Abandonment. At any time before the Effective Date, this Agreement may be terminated and the Merger may be abandoned by the Massachusetts Trustees and/or the Maryland Trustees.

     4.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

     4.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Maryland.



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     IN WITNESS WHEREOF, this Change of Venue Merger Agreement is hereby executed on behalf of each of the parties hereof and attested by their respective officers thereunto duly authorized.

RGPT TRUST
a Maryland real estate investment trust



By:  /s/ Dennis Gershenson
   -----------------------------
   Name:  DENNIS GERSHENSON             Attest:
   Title:  PRESIDENT
                                        /s/ Joan S. Leichtramm
                                        ----------------------
                                        Joan S. Leichtramm

RAMCO-GERSHENSON PROPERTIES TRUST
a Massachusetts Business Trust



By:  /s/ Dennis Gershenson
   ------------------------------
   Name:  DENNIS GERSHENSON             Attest:
   Title:  PRESIDENT
                                        /s/ Joan S. Leichtramm
                                        ----------------------
                                        Joan S. Leichtramm




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